Exhibit 99.2

NEW YORK STATE DEPARTMENT OF FINANCIAL SERVICES

FINANCIAL FRAUD & CONSUMER PROTECTION DIVISION

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In the Matter of

AMERICAN SECURITY INSURANCE

COMPANY, AMERICAN BANKERS INSURANCE

COMPANY OF FLORIDA, and ASSURANT, Inc.

Respondents.

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CONSENT ORDER

On October 3, 2011, the New York State Department of Financial Services (“DFS”), commenced an investigation, pursuant to the New York Insurance Law and Financial Services Law (“FSL”), of Assurant, Inc. (“Assurant”) and its subsidiaries, including but not limited to American Security Insurance Company (“ASIC”) and American Bankers Insurance Company of Florida (“ABIC”), concerning force-placed insurance policies issued in New York State by ASIC and ABIC (the “Investigation”). This Consent Order contains the findings of the Investigation, allegations of DFS resulting from the Investigation, and the relief agreed to by DFS, ASIC, ABIC and Assurant.

FINDINGS

The findings of DFS’s Investigation (“Findings”) are as follows:

Relevant Entities

1.

Assurant, a Delaware corporation that is an insurance holding company, is the parent company of ASIC, the largest force-placed insurer in New York. Assurant Specialty Property, a division of Assurant, provides force-placed homeowners’ insurance to mortgage servicers throughout the United States, including New York. Industry participants also refer to force-placed insurance as “lender-placed insurance.” In New York, two subsidiaries of Assurant, ASIC and ABIC, write force-placed insurance. The bulk of the policies are written through ASIC. ASIC and ABIC write force-placed insurance policies for hazard and flood coverage in New York State. ASIC also writes a small amount of wind coverage through a program which commenced in 2010.

Background on Force-Placed Insurance

2.	Force-placed insurance is insurance taken out by a bank, lender or mortgage servicer when a borrower does not maintain the insurance required by the terms of the mortgage. This can occur if the homeowner allows the homeowners’ policy to lapse, or if the bank or mortgage servicer determines that the borrower does not have a sufficient amount of coverage. Homeowners have reported that when they are charged for force-placed insurance, the premiums are far in excess of the premiums those homeowners were charged for voluntary homeowners insurance. Yet force-placed insurance often provides far less protection for the homeowner, while protecting the lender’s or investors’ interest in the property.[1] The high cost of force-placed insurance, including ASIC’s and ABIC’s force-placed policies, is due at least in part to relationships between mortgage servicers and their affiliates and payments by force-placed insurers, including ASIC and ABIC, to such servicers and their affiliates. While servicers choose the force-placed product for their mortgage loan portfolio, the high premiums are charged to homeowners, and in the event of foreclosure, costs are passed onto investors.

[1]	In the case of ASIC’s and ABIC’s New York policies, homeowners are not protected for contents of their homes or for third-party liability.

3.	Force-placed insurance involves a number of different actors. To start, there are the homeowners whose voluntary homeowner’s policies have either been cancelled, have lapsed, or have not been renewed, most often because a homeowner is facing financial hardship. In some instances, insurance is force placed in error or due to a dispute about required coverage. Lenders (banks) from whom homeowners obtained their mortgages employ mortgage servicers as their agents, collecting and distributing payments from borrowers and handling defaults, modifications, settlements, and foreclosure proceedings. Servicers may or may not be subsidiaries of or otherwise affiliated with lenders, and may or may not also own portfolios of mortgage loans.

4.	Some lenders and/or mortgage servicers have affiliated insurance agencies or brokers that receive commissions from force-placed insurers for services the agencies or brokers purportedly provide. To the extent those agencies or brokers provide any services, most of those services are not ones that insurance agencies or brokers typically provide.

5.	Force-placed insurers perform insurance tracking and placement of force-placed policies. The mortgage servicer provides access to the necessary information for the force-placed insurer to monitor homeowners’ insurance policies to ensure that there is adequate coverage in the case of damage or destruction. The force-placed insurers are also generally responsible for corresponding with homeowners to provide necessary information and update records.

6.	The two dominant companies that perform these services and write force-placed policies in New York as well as nationwide are ASIC (together with its affiliates, including ABIC) and QBE, which together comprise at least 90% of the force-placed insurance market. The force-placed insurers, in turn, cede some of their risk to reinsurers, some of which are also subsidiaries or affiliates of lenders or mortgage servicers. Reinsurance arrangements with lenders or servicers are pursuant to quota share agreements.

ASIC’s Rates and Loss Ratios

7.

As discussed below, ASIC’s actual losses for force-placed hazard insurance have been extremely low for more than a decade, and have been consistently below the expected loss ratios in its rate filings with the New York Insurance Department.[2] Despite those facts, ASIC has never adjusted its rates downward to reflect its actual loss experience.[3]

8.	ASIC submitted its initial rate filing for force-placed hazard insurance to the Insurance Department on December 21, 1987. ASIC’s initial rate filing requested a rate of $1.20 per $100 of coverage. The request was denied by the Insurance Department on the grounds that the rate was not justified. ASIC resubmitted its filing with a rate of $1.00 per $100 of coverage, and the Insurance Department approved that rate on August 31, 1988. ASIC’s rate filing included a 66.4% expected loss ratio. ASIC included the following expenses in its expected loss ratio calculation: 12.5% for commission, 8.2% for general expenses, 5% for other acquisition expenses, 5% for underwriting profit, and 2.9% for taxes, licenses and fees.

9.	In 1994, based upon very limited experience from 1991 through 1993, ASIC filed for a 20% rate increase. ASIC’s total earned premium from that period was $3.9 million. In comparison, ASIC wrote more than $110 million in premium in New York in 2012 alone. The Insurance Department approved ASIC’s rate increase request based upon an experience exhibit ASIC submitted showing actual loss ratios from 1991 to September 30, 1994 that averaged 86.1%. ASIC’s filing reduced the expected loss ratio from 66.4% to 58.1% and

[2]	DFS was created by transferring the functions of the New York State Banking Department and the New York State Insurance Department into a new department. This transfer of functions became official on October 3, 2011.
[3]

At least in the case of off-premises liability coverage, an option offered to homeowners through the force-placed program, ASIC acknowledged in a February 7, 2000 letter to the Insurance Department that it would “track our premium and loss experience relative to this coverage to support or modify the rate accordingly.”

doubled the amount of premium to be attributed to commission, from 12.5% in its 1988 filing to 25% in its 1994 filing. Other expenses in the 1994 filing were similar to the 1988 filing: 8.8% for general expenses, 3.5% for other acquisition expenses, 5% for underwriting profit, and 2.6% for taxes, licenses and fees. That rate currently remains in effect.

10.	ASIC has experienced consistently low loss ratios for force-placed hazard insurance during the past several years. From 2006 through 2011 respectively, ASIC’s loss ratios for force-placed hazard insurance were 24.7%, 19.4%, 17.3%, 22.8%, 24.3%, and 24.7%. Even in 2012, a year with a severe storm, ASIC’s loss ratio for force-placed hazard insurance was just 42.8%, substantially lower than the expected loss ratio in its rate filing. Despite years of actual loss ratios far below the 86.1% loss ratio on which ASIC based its 1994 rate filing and significantly lower than the 58.1% expected loss ratio in that 1994 filing, ASIC did not support or modify its rates over the past 18 years to reflect its actual premium or loss experience.

Commissions to Insurance Producers Affiliated with Mortgage Servicers

11.	In some cases, ASIC and ABIC pay commissions to insurance agencies and brokers that are affiliates of mortgage servicers. Typically, the commissions are ten to twenty percent of the premium written on the servicer’s mortgage loan portfolio, a percentage that is in line with standard property and casualty commissions. The evidence from the Investigation indicates that the affiliated agencies and brokers do little or no work for the commissions ASIC and ABIC pay them. ASIC, ABIC and their affiliates do much of the work associated with force-placed insurance, including tracking insurance coverage and communicating with homeowners. These arrangements could create an incentive for mortgage servicers to purchase higher priced force-placed insurance and for mortgage servicers to place more homeowners into force-placed insurance, because their affiliates earn more commission as premiums increase.

12.	Commissions paid to affiliates of servicers is a form of reverse competition; when insurers compete for servicers’ business by offering higher commissions to servicers’ affiliates, there is no incentive to reduce force-placed insurance premium rates. Commissions are paid to affiliates of servicers because they are a cost of staying in the market, not for any particular work the affiliates perform. Commissions on force-placed insurance have been reduced in recent periods.

Quota Share Reinsurance Arrangements with Servicers’ Captive Reinsurers

13.	ASIC has also entered into quota share reinsurance arrangements with mortgage servicers’ captive reinsurers under which the captive reinsurer receives a percentage of the premium and assumes the same percentage of the risk. Because of the low loss ratios for force-placed hazard insurance, such reinsurance arrangements have been highly profitable for servicers.

14.	For example, ASIC has a 75% quota share reinsurance agreement with Banc One Insurance Company, a captive reinsurance affiliate of JPMorgan Chase, under which Banc One has made approximately $600 million nationally since 2006 through reinsuring the insurance ASIC placed on homes securing JPMorgan Chase’s mortgage loan portfolio.

15.	These reinsurance agreements could incentivize higher premium rates. ASIC receives a ceding fee (typically a percentage of the premium ceded to the reinsurer) as a part of the reinsurance transaction; the higher the premium rate, the more ASIC receives as a ceding fee. The arrangements also create conflicts of interest for servicers. While servicers maintain that they are interested in ensuring that their homeowner customers’ claims are properly handled, the reinsurance arrangements could create an incentive for servicers to refrain from submitting claims and to delay or inhibit the claims process, because their affiliated reinsurers earn more when claims are not paid.

Payments to Servicers and their Affiliates

16.	ASIC pays some mortgage servicers what it characterizes as the servicers’ “qualified expenses” related to force-placed insurance. These payments are typically an amount capped at a percentage of the premium force placed on the servicer’s portfolio and appear to be substitutes for commissions; ASIC typically pays the “qualified expenses” only to servicers that do not have affiliated insurance agencies or brokers.

17.	ASIC has also made lump sum payments to servicers’ affiliates. In January 2008, ASIC paid $1 million to a servicer’s affiliate to cover the servicer’s early termination fee under the servicer’s agreement with another force-placed insurer and to thereby obtain the business.

Violations

18.	DFS alleges that the foregoing acts and practices of ASIC and ABIC violate Insurance Law §§ 2303, 2324 and 2403.

AGREEMENT

WHEREAS, ASIC and ABIC neither admit nor deny DFS’s Findings and allegations set forth above;

WHEREAS, the terms of this Consent Order apply to ASIC, ABIC and any subsidiary or affiliate of Assurant through which they are acting in New York or may hereafter act in New York with respect to the subject matter of this Consent Order (collectively, the “New York FPI Companies”);

WHEREAS, Assurant is a party to this Consent Order solely for the purpose of binding the New York FPI Companies;

WHEREAS, DFS is willing to accept the terms of this Consent Order pursuant to the Insurance Law and FSL, and to discontinue, as described in paragraph 46 below, its Investigation;

IT IS HEREBY UNDERSTOOD AND AGREED, by and between the parties, insofar as force-placed insurance is written on New York properties, that:

I.	Loss Ratios, Rate Filings and Reporting

1.	Within ten (10) days of the Effective Date of this Consent Order, ASIC shall file, and within thirty (30) days of the Effective Date of this Consent Order, ABIC shall file with DFS corresponding force-placed hazard premium rates with a permissible loss ratio of sixty-two (62) percent, supported by the required data and actuarial analysis that is acceptable both professionally and to DFS, together with any new forms for its force-placed hazard insurance.

2.	On April 1, 2016, and every three years thereafter, the New York FPI Companies shall re-file their force-placed hazard premium rates with DFS, supported by required data and actuarial analysis that is acceptable both professionally and to DFS, taking into account the loss experience over the preceding period and an appropriate rating factor for catastrophe exposure and other factors.

3.

Commencing in 2015 and continuing annually, the New York FPI Companies shall, within 30 days after filing their NAIC Annual Statements, re-file with DFS their force-placed hazard premium rates for any force-placed hazard insurance policy form that has had an Actual Loss Ratio[4] of less than 40 percent for the immediately preceding calendar year.

[4]	For purposes of this Consent Order, “Actual Loss Ratio” shall mean the sum of paid losses, case reserves and incurred but not reported losses, expressed as a percentage of earned premium

4.	The New York FPI Companies shall have separate rates for (a) force-placed hazard insurance and (b) hazard insurance obtained by a mortgage servicer on real estate owned property.

5.	No later than April 1st of each year, the New York FPI Companies shall report to the superintendent, for each of their force-placed insurance policy forms for the preceding calendar year:

a. Actual Loss Ratio;

b. earned premium;

c. itemized expenses;

d. paid losses;

e. loss reserves;

f. case reserves; and

g. incurred but not reported losses.

II.	Prohibited Practices

6.	The New York FPI Companies shall not issue force-placed insurance on mortgaged property serviced by a servicer affiliated with Assurant.

7.	The New York FPI Companies shall not pay commissions to a servicer or a person or entity affiliated with a servicer on force-placed insurance policies obtained by the servicer.

8.	The New York FPI Companies shall not reinsure force-placed insurance policies with a person or entity affiliated with the servicer that obtained the policies.

9.	The New York FPI Companies shall not pay contingent commissions based: on underwriting profitability or loss ratios.

10.	The New York FPI Companies shall not provide free or below-cost outsourced services to servicers, lenders, or their affiliates, provided, however, that outsourced services do not include expenses associated with tracking functions that the New York FPI Companies incur for their own benefit to identify and protect themselves from (a) exposure to lost premium and losses on properties on which no other insurance coverage is in effect or (b) administrative costs associated with providing and subsequently canceling force-placed insurance on properties on which force-placed insurance is not required.

11.	The New York FPI Companies shall not make any payments, including but not limited to the payment of expenses, to servicers, lenders, or their affiliates in connection with securing business.

12.	The requirements and prohibitions of this section II shall take effect only if and when they apply to every New York licensed insurance company writing force-placed insurance on New York properties, whether by legislation, regulation, or agreement.

13.	If any subsequently effective New York statute or regulation prescribes requirements inconsistent with the provisions set forth in this section II, the New York FPI Companies may request that DFS modify this Consent Order to conform to such statute or regulation, and DFS shall not unreasonably deny the requested modification.

III.	Notice

14.	To the extent that the New York FPI Companies mail or deliver notices relating to force-placed insurance to a borrower on behalf of a mortgage servicer, the New York FPI Companies shall use all commercially reasonable efforts to obtain their servicer clients’ consent to provide:

a.	A clear and conspicuous[5] disclosure in all notices provided to a borrower if Assurant or an affiliate is staffing the mortgage servicer’s telephones; and

b.	A clear and conspicuous disclosure, to be approved by DFS, on the front of envelopes that the mailing contains important homeowners’ insurance information.

15.	Any contract entered by the New York FPI Companies with mortgage servicers to provide force-placed insurance subsequent to the Effective Date of this Consent Order shall include requirements that the New York FPI Companies provide the disclosures set forth in 14.a., if applicable, and 14.b. above.

IV.	Coverage Amount

16.	The amount of coverage that the New York FPI Companies force place on any homeowner shall not exceed the last known amount of coverage, provided that if the last known amount of coverage did not comply with the mortgage, then the amount of coverage shall not exceed the replacement cost of improvements on the property.

V.	E-mail Retention

17.	The New York FPI Companies shall retain for a period of six years from the Effective Date of this Consent Order all e-mail communications of: (a) all employees involved in negotiating agreements between the New York FPI Companies and mortgage servicers and their affiliates, and (b) all employees involved in the solicitation, marketing, or pricing of force-placed insurance.

[5]	For purposes of this Consent Order, the term “clear and conspicuous” means that the statement, representation or term being disclosed is of such size, color, and/or contrast and is so presented as to be readily noticed and understood by the person to whom it is disclosed.

VI.	Restitution

18.	Each Eligible Claimant (defined below) who submits a timely and complete claim form with the required supporting documentation to the Claims Administrator (defined below) shall be entitled to restitution in an amount calculated as set forth below.

19.	“Eligible Claimant” is hereinafter defined to mean the following:

a.	Any New York consumer who demonstrates that:

(1)	the placement of force-placed insurance issued by ASIC or ABIC with an effective date on or after January 1, 2008 caused, directly to indirectly, the consumer to (a) default on his or her mortgage payments, or (b) incur the foreclosure of that mortgage, including loss of possession and title to the property, and

(2)	he or she either (a) paid some or all of ASIC’s or ABIC’s force-placed premium to the mortgagee or loan servicer, or (b) remains liable to pay some or all of the force-placed insurance premium to the mortgagee or its assignee, as a part of a deficiency judgment following the foreclosure.

(3)	For this category of claims:

(a)	it shall be conclusively presumed that a force-placed insurance placement did not cause a default or foreclosure, if the force-placed placement occurred:

(i)	six or more months before the claimant defaulted on his or her loan payments, or

(ii)	after either (a) the date of the claimant’s first default on his or her loan payments, or (b) the Effective Date of the Consent Order, whichever comes first;

(b)	eligibility must be established by (a) a properly completed claim form and (b) available bank records and other bona fide documentation supporting the claim;

(c)	claimants who satisfy the requirements for eligibility will receive a refund equal to the difference between the force-placed premium amount and the premium that would have been assessed for the period in question under the consumer’s last known voluntary policy, had it remained in effect.

b.	Any New York homeowner who demonstrates that the premium that he or she paid to ASIC or ABIC for force-placed insurance with an effective date on or after January 1, 2008 that exceeded the amount authorized by the mortgage instrument. For this category of claims:

(1)	eligibility must be established by (a) a properly completed claim form, (b) a copy of the mortgage instrument, and (c) supporting documentation evidencing facts sufficient to demonstrate premium payments in excess of the amount authorized by the mortgage instrument;

(2)	claimants who satisfy the requirements for eligibility will receive a refund amount equal to the difference between ASIC’s or ABIC’s force-placed premium that he or she paid and the amount authorized under the mortgage instrument.

c.	any New York homeowner who demonstrates that he or she has incurred actual out-of-pocket premium expenses as a result of one of the placements of force-placed insurance issued by ASIC or ABIC on New York properties after January 1, 2008 if either (i) acceptable continuous voluntary coverage was in effect and, despite the presentation of written confirmation thereof, ASIC or ABIC charged and did not subsequently credit back or refund force-placed insurance premiums, or (ii) ASIC or ABIC charged commercial force-placed insurance rates on a one-to-four family residence that should have been rated using residential force-placed insurance rates.

(1)	For this category of claims, eligibility must be established by (a) a properly completed claim form and (b) supporting documentation evidencing facts sufficient to satisfy the criteria in subsections VI.17.c.(i) or c.(ii), above, and (c) either (1) a certificate of coverage or policy declaration page evidencing the voluntary insurance coverage that was in effect, or (2) real property records showing the single-family residence status of the property, as the case may be, provided, however, that, (A) within 10 business days of receipt, the Claims Administrator shall forward a copy of any such claim form by post-paid U.S. mail to the address specified in the Consent Order for notices to ASIC or ABIC, as appropriate, and (B) no payment shall be made to the claimant if, within 10 business days after receipt of such claim form, ASIC or ABIC provides to the Claims Administrator documentary evidence that (i) after receipt of confirmation of acceptable continuous coverage, ASIC or ABIC cancelled the force-placed insurance and refunded or credited back any force-placed insurance premiums charged for the period when other acceptable coverage was in effect, or (ii) the property was, in fact, a commercial property, as the case may be.

(2)	Claimants who satisfy the requirements for eligibility under this category will receive a payment in the amount of either (1) the force-placed insurance premium actually paid by the claimant and not subsequently refunded for periods when other acceptable coverage was in effect, or (2) the difference between the commercial force-placed insurance premiums actually paid by the claimant and the ASIC or ABIC residential force-placed insurance premiums that should have been charged, as the case may be.

d.	Eligible Claimants shall not include persons whose force-placed insurance policies were cancelled and the full force-placed insurance premium was refunded or credited back to them.

20.	As soon as practicable, but no later than thirty (30) days from the effective date of the Consent Order, DFS shall select and retain an independent third party administrator to review Claim Forms submitted pursuant to this Consent Order (the “Claims Administrator”). ASIC and ABIC shall be fully and solely responsible for all proper fees, expenses and disbursements of the Claims Administrator in connection with the claims process prescribed in this Consent Order. The Claims Administrator shall make the final determination concerning each claim’s timeliness, completeness, adequacy of supporting documentation and eligibility for refund in accordance with the procedures, requirements and standards set forth in this Consent Order.

21.

Within ten (10) days after the appointment and retention of the Claims Administrator, ASIC or ABIC, as appropriate, shall mail to all residents of New York who were force placed by ASIC or ABIC at any time commencing January 1, 2008 through and including the Effective Date of this Consent Order (“Eligible Notice Consumers”) — not including any residents whose force-placed policies were cancelled as of the inception date and as to whom any premium charged was fully refunded or credited back — a Notice and Claim Form in the form annexed hereto as Exhibit A, in an envelope whose return address shall be “New York State Department of Financial Services / American Security Insurance Company (or American Bankers Insurance Company, as appropriate) Settlement Restitution Program, P.O. Box , [City], [State] .” The Claims Administrator shall identify the Claims Administrator’s return address, including any P.O. Box, on the envelopes containing the mail notice. After the Claims Administrator has posted the mail notices with the United Postal Service, for any mail notices returned as undeliverable, the Claims Administrator shall use the National Change of Address database (the “NCOA”) and attempt to obtain current mailing addresses for such returned Notices. Should the NCOA show a more current address, the Claims Administrator shall re-post the returned Mail Notice to such more current address, and the applicable time frames for Eligible Notice Consumers to submit a claim and for the Claims Administrator to determine the validity of the claims shall be extended accordingly. After doing so, no further action shall be required by the Claims Administrator to complete the mailing process.

22.

No later than 45 days following the date of this Agreement, ASIC, ABIC or the Claims Administrator on their behalf shall launch a website on which will be posted for public access the Consent Order, a set of agreed-upon Frequently Asked Questions (“FAQs”) and answers concerning the refund opportunity and the claims process and a claim form. These materials shall be printable and downloadable. The identifying Uniform Resource Locator will be NY-AmericanSecurityFPIRefund.com. The website will remain open and accessible through the deadline for submission of claims. The information on the website will include instructions for submitting claims, either by fax (if original documentation is required, with such documents to be mailed to the Claims Administrator at a specified address) or by mail, at the election of the consumer.

23.	ASIC, ABIC or the Claims Administrator shall establish a toll-free interactive voice response telephone number with recorded information about the settlement and the claims process, using abbreviated language from the FAQs and responses referred to in the section above. The IVR toll free number will be posted on the website and remain open through the deadline for submission of claims.

24.	Blank claim forms may also be posted on DFS’s website and on the NY-AmericanSecurityFPIRefund.com site.

25.	Claim Forms completed by Eligible Notice Consumers must be postmarked within ninety (90) days of the date of the postmarked date of mailing by ASIC or ABIC (the “Claims Deadline”) and further be received by the Claims Administrator within an additional ten (10) days thereafter to be eligible for restitution pursuant to this Consent Order, except that any Claim Form rejected solely for untimeliness and received by the Claims Administrator after the Eligible Notice Consumer’s deadline above shall be submitted by the Claims Administrator to DFS and if DFS determines that good cause exists for accepting the untimely Claim Form in its sole discretion DFS shall direct ASIC or ABIC to make appropriate restitution to said consumers.

26.	ASIC or ABIC shall provide to the Claims Administrator access to all relevant information including, but not limited to, consumer records within ten (10) days of receiving a request for information from the Claims Administrator.

27.	Within forty-five (45) days of the Claims Deadline, the Claims Administrator shall:

a.	Determine the validity of each Claim Form it has received; and

b.	Submit to DFS, ASIC and ABIC a detailed summary of claims received, its determination for each claim, and the amounts it has determined to be payable for each such claim.

28.	Within sixty (60) days of the Claims Deadline, ASIC and ABIC shall wire-transfer to the Claims Administrator the total amount of the claims to be paid to Eligible Claimants.

29.	Within seventy (70) days of the Claims Deadline, the Claims Administrator shall deposit in the facilities of the U.S. Post Office, for delivery by prepaid first-class mail to each claimant a written notice stating (a) whether the claim has been accepted or denied; (b) if accepted, the amount of the proposed payment; and (c) if denied, the reasons for the denial; and (d) for each accepted claim, a check in the required amount, payable to the Eligible Claimant. Such payment shall be accompanied by a letter from DFS, the language of which shall not be inconsistent with the language contained in the Notice Letter and Claim Form.

30.	Within thirty (30) days of making the applicable restitution payments under this Consent Order, the Claims Administrator shall provide a list to DFS showing (a) the total amount of restitution provided to consumers through the restitution process, (b) the number of consumers provided with restitution through the restitution process, and (c) the number of restitution claim forms that were rejected.

VII.	Penalty and Remedial Procedures

31.	No later than April 1, 2013, ASIC shall pay a civil penalty of FOURTEEN MILLION ($14,000,000) DOLLARS to the New York State Department of Financial Services to

address all underlying conduct relating to force-placed insurance policies issued in New York State by ASIC and ABIC. The payment shall be in the form of a wire transfer in accordance with DFS instructions or a certified or bank check made out to “State of New York Department of Financial Services” and mailed to: New York State Department of Financial Services, One State Street, New York, New York, 10004-1511, Att: Joy Feigenbaum, Executive Deputy Superintendent, Financial Frauds & Consumer Protection Division.

32.	Neither Assurant, ASIC, ABIC nor any of their subsidiaries or affiliates shall, collectively or individually, seek or accept, directly or indirectly, reimbursement or indemnification, including, but not limited to, payment made pursuant to any insurance policy, with regard to any or all of the amounts payable pursuant to this Consent Order.

VIII.  Other Relief

33.	Assurant, ASIC and ABIC admit to the authority of DFS to effectuate this Consent Order. ASIC and ABIC will cease and desist from engaging in any acts in violation of the Insurance Law and FSL and will comply with the Insurance Law and FSL.

IX.	Breach of the Consent Order

34.	In the event that the Department believes Assurant, ASIC or ABIC to be materially in breach of the Consent Order (“Breach”), DFS will provide written notice to Assurant, ASIC or ABIC of the Breach and Assurant, ASIC or ABIC (as the case may be) must, within ten (10) business days from the date of receipt of said notice, or on a later date if so determined in the sole discretion of DFS, appear before DFS and shall have an opportunity to rebut the evidence, if any, of DFS that a Breach has occurred and, to the extent pertinent, to demonstrate that any such Breach is not material or has been cured.

35.	The Parties understand and agree that Assurant’s, ASIC’s, or ABIC’s failure to appear before DFS to make the required demonstration within the specified period as set forth in paragraph 33 is presumptive evidence of Assurant’s, ASIC’s or ABIC’s Breach. Upon a finding of Breach, DFS has all the remedies available to it under the New York Insurance Law and FSL and may use any and all evidence available to DFS for all ensuing hearings, notices, orders and other remedies that may be available under the New York Insurance Law and FSL.

X.	Other Provisions

36.	If ASIC or ABIC defaults on their monetary obligations under this Consent Order, DFS may terminate this Consent Order, at its sole discretion, upon 10 days’ written notice to ASIC or ABIC (as the case may be). In the event of such termination, ASIC and ABIC expressly agree and acknowledge that this Consent Order shall in no way bar or otherwise preclude DFS from commencing, conducting or prosecuting any investigation, action or proceeding, however denominated, related to the Consent Order, against them, or from using in any way statements, documents or other materials produced or provided by ASIC or ABIC prior to or after the date of this Consent Order, including, without limitation, such statements, documents or other materials, if any, provided for purposes of settlement negotiations, except as may otherwise be provided in a written agreement with DFS.

37.	DFS has agreed to the terms of this Consent Order based on, among other things, the representations made to DFS by Assurant, ASIC, ABIC or their counsel and DFS’s own factual Investigation. To the extent that representations made by Assurant, ASIC, ABIC or their counsel are later found to be materially incomplete or inaccurate, this Consent Order is voidable by the DFS in its sole discretion.

38.	Assurant, ASIC, and ABIC shall, upon request by DFS, provide all documentation and information reasonably necessary for the DFS to verify compliance with this Consent Order.

39.	All notices, reports, requests, and other communication to any party pursuant to this Consent Order shall be in writing and shall be directed as follows:

If to DFS:

New York Department of Financial Services

One State Street

New York, New York 10004-1511

Attention: Joy Feigenbaum, Executive Deputy Superintendent

If to Assurant:

Assurant, Inc.

One Chase Manhattan Plaza

New York, NY 10005

Attention: Chief Legal Officer

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison

1285 Avenue of the Americas

New York, NY 10019

Attention: Michele Hirshman, Esq.

If to ASIC or ABIC:

Assurant Specialty Property

11222 Quail Roost Drive

Miami, FL 33157

Attention: Gregory DeChurch, Esq.

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison

1285 Avenue of the Americas

New York, NY 10019

Attention: Michele Hirshman, Esq.

40.	This Consent Order and any dispute thereunder shall be governed by the laws of the State of New York without regard to any conflicts of laws principles.

41.	ASIC and ABIC waive their right to further notice and hearing in this matter as to any allegations of past violations up to and including the Effective Date of this Consent Order and agree that no provision of the Consent Order is subject to review in any court or tribunal outside the Department.

42.	This Consent Order may not be amended except by an instrument in writing signed on behalf of all the parties to this Consent Order.

43.	This Consent Order constitutes the entire agreement between DFS, Assurant, ASIC and ABIC and supersedes any prior communication, understanding or agreement, whether written or oral, concerning the subject matter of this Consent Order. No representation, inducement, promise, understanding, condition, or warranty not set forth in this Consent Order has been relied upon by any party to this Consent Order.

44.	In the event that one or more provisions contained in this Consent Order shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Consent Order.

45.	This Consent Order may be executed in one or more counterparts, and shall become effective when such counterparts have been signed by each of the parties hereto and So Ordered by the Superintendent of Financial Services or his designee.

46.	Upon execution by the parties to this Consent Order, the DFS will discontinue the Investigation as and against ASIC and ABIC solely with respect to force-placed insurance policies issued in New York State by ASIC and ABIC. No further action will be taken by DFS against ASIC or ABIC for the conduct set forth the Consent Order provided that ASIC and ABIC comply with the terms of the Consent Order.

47.	The Effective Date of this Consent Order is the date on which it is fully executed by the parties to the Consent Order.

48.	This Consent Order includes Findings of and allegations made by DFS. These Findings and allegations have not been subject to an adjudicatory hearing or judicial process in which ASIC or ABIC have had an opportunity to present evidence and examine witnesses.

WHEREFORE, the signatures evidencing assent to this Consent Order have been affixed hereto on the dates set forth below.

Dated: March 21, 2013

DEPARTMENT OF FINANCIAL SERVICES

By:	/s/ Joy Feigenbaum
Joy Feigenbaum
Executive Deputy Superintendent
Financial Frauds & Consumer Protection Division

March 21, 2013

ASSURANT, Inc.

By:	/s/ Robert Pollock
President

March 20, 2013

AMERICAN SECURITY INSURANCE COMPANY

By:	/s/ John Frobose
John Frobose,
President

March 20, 2013

AMERICAN BANKERS INSURANCE COMPANY OF FLORIDA

By:	Gene Mergelmeyer
Gene Mergelmeyer,
President

March 20, 2013

THE FOREGOING CONSENT ORDER IS HEREBY APPROVED.

Dated:	New York, NY
March 21, 2013

/s/ Benjamin M. Lawsky
BENJAMIN M. LAWSKY
Superintendent of Financial Services

EXHIBIT A

[ON CLAIM ADMINISTRATOR’S LETTERHEAD]

Notice and Claim Form

Re:	NYS Department of Financial Services/American Security Insurance Company
and American Bankers Insurance Company of Florida
Force-Placed Insurance Program

Dear                     :

We are writing to you pursuant to a settlement between the New York State Department of Financial Services and American Security Insurance Company (“ASIC”) and American Bankers Insurance Company of Florida (“ABIC”) concerning force-placed insurance policies issued in New York State by ASIC and ABIC. You are receiving this Notice and Claim Form because you were charged for force-placed insurance by ASIC or ABIC.

Force-placed insurance is insurance taken out by your bank, lender or mortgage servicer when you do not maintain the insurance required by the terms of your mortgage. This can occur if you allow your homeowners’ insurance policy to lapse or if your bank or mortgage servicer determines that you do not have a sufficient amount of coverage. On some occasions, homeowners have been force-placed erroneously. In many instances, the premiums for the force-placed coverage are far in excess of the premiums you were charged for your voluntary homeowners’ insurance. Force-placed insurance is also sometimes referred to as lender-placed insurance.

Under the terms of the settlement, you may be entitled to a refund for some of the charges you incurred in connection with your force-placed insurance. Please complete the below questionnaire and provide copies of supporting documents, where applicable, if you believe you may qualify for a refund. DO NOT SEND ORIGINAL DOCUMENTS.

To qualify for a refund, you must have been force-placed by ASIC or ABIC on or after January 1, 2008 and meet the eligibility criteria for one of the following three categories of claimants:

1	You defaulted on your mortgage or were foreclosed upon because of the forced placement.

2	You were charged for force-placed insurance at an amount higher than the amount permitted by your mortgage.

3	You had voluntary homeowner’s coverage in effect or were charged commercial force-placed insurance rates on a one-to-four family residence.

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Please note that you are not eligible if the force-placed insurance policies for which you were charged were cancelled and if the full charge for the force-placed insurance premium was refunded or credited back to you or your escrow account with your lender.

For additional information regarding force-placed insurance and the settlement, please visit www.NYDFSLender-PlacedRefundOpportunity.com.

Eligibility 1

1.	Did the placement of force-placed insurance issued by ASIC or ABIC on or after January 1, 2008 cause you to default on (i.e., miss) your mortgage payments or cause the foreclosure of your mortgage, including losing possession and title to your home?

         Yes          No

2.	Did you pay some or all of ASIC’s or ABIC’s force-placed insurance premium?

         Yes          No

3.	If your home was foreclosed on, do you remain liable to pay some or all of the force-placed insurance premium to your lender as part of a deficiency judgment?

         Yes          No          Not Applicable

4.	When did you stop making your loan payments?

5.	When did the force-placement by ASIC or ABIC first occur?

6.	Did the force-placement occur after the date of your first default on your loan payments?

         Yes          No

7.	Did the force-placement occur after the [effective date of the Consent Order]

8.	Do you have available bank records and other documentation supporting the above? If yes, please include copies of the supporting documents. Do not send originals.

         Yes          No

2

If you satisfy the requirements for eligibility in this category, you will receive a refund equal to the difference between the force-placed premium amount and the premium that would have been assessed for the period in question under your last known voluntary policy had it remained in effect.

Eligibility 2

1.	Did you pay premiums to ASIC or ABIC for force-placed insurance on or after January 1, 2008 for a coverage limit that exceeded the amount permitted by your mortgage?

         Yes          No

2.	Do you have a copy of the mortgage instrument and supporting documentation demonstrating you made premium payments in excess of the amount permitted by your mortgage? If yes, please include copies of all supporting documents. Do not send originals.

         Yes          No

If you satisfy the requirements for eligibility in this category, you will receive a refund in the amount equal to the difference between ASIC’s or ABIC’s force-placed premium that you paid and the amount authorized under your mortgage.

Eligibility 3

1.	Did you pay out-of-pocket premiums as a result of force-placed insurance issued by ASIC or ABIC after January 1, 2008?

         Yes          No

2.	Did you have acceptable continuous voluntary homeowners’ coverage in effect at the time you were charged for force-placed insurance premiums by ASIC or ABIC?

         Yes          No

3.	Did you receive from ASIC or ABIC a full refund or credit for the force-placed insurance premiums you paid?

         Yes          No

4.	Did you provide ASIC or ABIC written confirmation that you have voluntary homeowners’ insurance in effect?

         Yes          No

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If yes, did ASIC or ABIC nevertheless charge you for force-placed insurance?

         Yes          No

5.	Did ASIC or ABIC charge commercial force-placed insurance rates on a one-to-four family residence owned by you?

         Yes          No

6.	Do you have supporting documentation evidencing facts sufficient to satisfy the above?

         Yes          No

If yes, please enclose copies of all supporting documents. Do not send originals.

7.	Do you have a certificate of coverage or policy declaration page evidencing the voluntary insurance coverage that was in effect?

         Yes          No

If yes, please enclose a copy of the certificate of coverage or policy declaration page. Do not send originals.

8.	Do you have any real property records showing a single-family residence status of the property?

         Yes          No

If yes, please enclosed a copy of the relevant real property records. Do not send originals.

If you satisfy the requirements for eligibility under this category you will receive a payment in the amount of either (1) the force-placed insurance premium actually paid by you and not subsequently refunded for periods when other acceptable coverage was in effect, or (2) the difference between the commercial force-placed insurance premiums actually paid by you and the ASIC or ABIC residential force-placed insurance premiums that should have been charged, as the case may be.

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I state that the information provided above is true and accurate to the best of my knowledge.

Name

Signature

Address

Date

THIS NOTICE AND CLAIM FORM AND ALL SUPPORTING DOCUMENTS SHOULD BE MAILED TO ‘[THIRD PARTY ADMINISTRATOR] AT [ADDRESS] AND SHOULD BE POSTMARKED NO LATER THAN             , 2013 FOR YOUR REFUND CLAIM TO BE CONSIDERED.

If you have a copy of your prior voluntary homeowner’s insurance policy or declaration page, please provide a copy with your submission.

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